AMENDMENT NO. 2 dated as of November 13, 2013 (this “Amendment”), to the AMENDED AND RESTATED CREDIT AGREEMENT dated as of August 5, 2011, as amended by Amendment No. 1 dated as of October 12, 2012 (the “Credit Agreement”), among TEREX CORPORATION, a Delaware corporation (“Terex”), the Subsidiary Borrowers (as defined in Article I of the Credit Agreement), the Lenders (as defined in Article I of the Credit Agreement), the Issuing Banks (as defined in Article I of the Credit Agreement) and CREDIT SUISSE AG, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”) for the Lenders.
A.    Pursuant to the terms of the Credit Agreement, (i) the U.S. Term Lenders made U.S. Term Loans (the “Existing U.S. Term Loans”) to Terex and (ii) the Euro Term Lenders made Euro Term Loans (the “Existing Euro Term Loans” and, together with the Existing U.S. Term Loans, the “Existing Term Loans”) to the European Borrower.
B.    The Borrowers and the Subsidiary Guarantors are party to one or more of the Security Documents, pursuant to which, among other things, the Guarantors guaranteed the Obligations of the Borrowers under the Credit Agreement and provided security therefor.
C.    The Borrowers have requested that the Credit Agreement be amended (i) to provide for new term loans denominated in dollars (the “New U.S. Term Loans”) to be made to Terex in an aggregate principal amount of $343,221,505.00 and new term loans denominated in Euro (the “New Euro Term Loans” and, together with the New U.S. Term Loans, the “New Term Loans”) to be made to the European Borrower in an aggregate principal amount of €113,474,155.53, (A) the proceeds of such New U.S. Term Loans to be used by Terex, together with cash on hand of Terex, to repay in full all outstanding Existing U.S. Term Loans and pay fees and expenses incurred in connection with the foregoing and (B) the proceeds of such New Euro Term Loans to be used by the European Borrower, together with cash on hand of the European Borrower, to repay in full all outstanding Existing Euro Term Loans and pay fees and expenses incurred in connection with the foregoing, and (ii) to make the other changes thereto set forth herein.
D.    Each New U.S. Term Lender (as defined below), each New Euro Term Lender (as defined below) and the Required Lenders are willing to so amend the Credit Agreement.
E.    Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1. Amendments to the Credit Agreement.
(a) Section 1.01 of the Credit Agreement is hereby amended by inserting the following defined terms in the appropriate alphabetical order therein:
“Amendment No. 2” shall mean Amendment No. 2 dated as of November 13, 2013, to this Agreement.
“Amendment No. 2 Effective Date” shall have the meaning assigned to the term “Amendment Effective Date” in Amendment No. 2.
“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Equipment Loans” shall have the meaning assigned to such term in Section 6.04(r).
“Excluded Swap Obligations” shall mean, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof). If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.
“Retained Recourse Amount” shall have the meaning assigned to such term in the definition of the term “Retained Recourse Equipment Loans”.
“Retained Recourse Equipment Loans” shall mean Equipment Loans sold by Terex or a Restricted Subsidiary to a person that is not an Affiliate of Terex in a transaction (a) that is not part of the Receivables Program and (b) in which the purchaser of such Equipment Loans (or its successors or assigns) has recourse to Terex or a Restricted Subsidiary for all or a portion of the payment of such Equipment Loans (with the aggregate amount of such recourse being referred to herein as the “Retained Recourse Amount”).

“Swap Obligation” shall mean, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of § 1a(47) of the Commodity Exchange Act.
(b) Clauses (a) and (b) of the definition of the term “Applicable Percentage” in Section 1.01 of the Credit Agreement are hereby amended and restated in their entirety to read as follows:
(a) with respect to any U.S. Term Loan, (i) 2.75% per annum, in the case of a Eurocurrency Term Loan, or (ii) 1.75% per annum, in the case of an ABR Term Loan, (b) with respect to any Euro Term Loan, 3.25% per annum,
(c) The last sentence of the definition of the term “EURIBO Rate” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
Notwithstanding the foregoing, except to the extent otherwise provided in the applicable Incremental Assumption Agreement, (i) the “EURIBO Rate” in respect of any Interest Period applicable to any Revolving Credit Borrowings will be deemed to be 1.50% per annum if the EURIBO Rate for such Interest Period calculated pursuant to the foregoing provisions would otherwise be less than 1.50% per annum and (ii) the “EURIBO Rate” in respect of any Interest Period applicable to any Term Borrowings will be deemed to be 0.75% per annum if the EURIBO Rate for such Interest Period calculated pursuant to the foregoing provisions would otherwise be less than 0.75% per annum.
(d) The definition of the term “Indebtedness” in Section 1.01 of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:
Notwithstanding the foregoing, obligations of Terex or any Restricted Subsidiary in respect of the sale or purported sale of Retained Recourse Equipment Loans shall only be included as Indebtedness to the extent of the Retained Recourse Amount thereof.
(e) The definition of the term “LIBO Rate” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“LIBO Rate” shall mean, with respect to any Eurocurrency Borrowing for any Interest Period denominated in a currency other than Euro, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date which is two Business Days prior to or, with respect to Eurocurrency Borrowings denominated in Pounds, at approximately 11:00 a.m. (London time) on the same day as, the beginning of the relevant Interest Period (as specified in the applicable Borrowing Request) by reference to the British Bankers’ Association Interest Settlement Rates (or by reference to any successor or substitute entity or other quotation service providing comparable quotations to such British Bankers’ Association Interest Settlement Rates) for deposits in dollars or the relevant Alternative Currency, as applicable (as set forth by the Bloomberg Information Service or any successor thereto or any other service selected by the Administrative Agent which has been nominated by the British Bankers’ Association (or any successor or substitute agency) as an authorized information vendor for the purpose of displaying such rates), for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBO Rate” shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in dollars or the relevant Alternative Currency, as applicable, are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date which is two Business Days prior to or, with respect to Eurocurrency Borrowings denominated in Pounds, at approximately 11:00 a.m. (London time) on the same day as, the beginning of such Interest Period. Notwithstanding the foregoing, except to the extent otherwise provided in the applicable Incremental Assumption Agreement, (i) the “LIBO Rate” in respect of any Interest Period applicable to any Revolving Credit Borrowings will be deemed to be 1.50% per annum if the LIBO Rate for such Interest Period calculated pursuant to the foregoing provisions would otherwise be less than 1.50% per annum and (ii) the “LIBO Rate” in respect of any Interest Period applicable to any Term Borrowings will be deemed to be 0.75% per annum if the LIBO Rate for such Interest Period calculated pursuant to the foregoing provisions would otherwise be less than 0.75% per annum.
(f) The definition of the term “Obligations” in Section 1.01 of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:
Notwithstanding the foregoing, the term “Obligations” as used herein and in any other Loan Document shall exclude Excluded Swap Obligations.
(g) Sections 2.11(a)(i) and (ii) (Scheduled Amortization) of the Credit Agreement are hereby amended by replacing each reference to “December 2012” therein with a reference to “December 2013”, and by replacing each reference to the “Amendment No. 1 Effective Date” therein with a reference to the “Amendment No. 2 Effective Date”.
(h) Section 2.12(d) (Prepayment Protection) of the Credit Agreement is hereby amended by replacing the reference to the “Amendment No. 1 Effective Date” therein with a reference to the “Amendment No. 2 Effective Date”.

(i) Section 6.01(l) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
(l)(i) Indebtedness in respect of Retained Recourse Equipment Loans so long as the Retained Recourse Amount does not exceed $250,000,000 at any time and (ii) Floor Plan Guarantees;
(j) Section 6.04(r) (Investments, Loans and Advances) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
(r) investments by Terex or any Restricted Subsidiary consisting of purchase money loans or lease financing to customers of Terex, any Restricted Subsidiary or any entity in which Terex or a Restricted Subsidiary owns directly or indirectly an Equity Interest (a “Joint Venture”) to finance the acquisition or lease by such customers of (i) equipment manufactured or sold by Terex, any Restricted Subsidiary or a Joint Venture, in each case in the ordinary course of business, and (ii) equipment purchased by Terex or any Restricted Subsidiary from other manufacturers or other persons in connection with a transaction in which Terex or any Restricted Subsidiary finances the acquisition or lease of such equipment by the customers of Terex, any Restricted Subsidiary or a Joint Venture (collectively, “Equipment Loans”); in an aggregate principal amount (including as principal the aggregate remaining lease payments in all such leases that are not in the nature of finance charges) not to exceed $1,000,000,000 at any time outstanding.
(k) Section 6.08(b)(y) (Equipment Receivables) of the Credit Agreement is hereby amended by deleting therefrom the amount “$400,000,000” and substituting therefor the amount “$600,000,000”.
SECTION 2. Loans.
(a) Subject to the terms and conditions set forth herein and in the Credit Agreement, (i)(x) each person designated as a “U.S. Term Lender” on Schedule I hereto (each, a “New U.S. Term Lender”) agrees, severally and not jointly, to make a New U.S. Term Loan to Terex on the Amendment Effective Date (as defined below) in an aggregate principal amount not to exceed the amount set forth opposite its name on Schedule I hereto and (y) each person designated as a “Euro Term Lender” on Schedule I hereto (each, a “New Euro Term Lender”; each New U.S. Term Lender and each New Euro Term Lender, a “New Term Lender”) agrees, severally and not jointly, to make a New Euro Term Loan to the European Borrower on the Amendment Effective Date in an aggregate principal amount not to exceed the amount set forth opposite its name on Schedule I hereto, and (ii) from and after the making of the New Term Loans on the Amendment Effective Date, each New U.S. Term Loan shall be a “U.S. Term Loan” and a “Loan”, each New Euro Term Loan shall be a “Euro Term Loan” and a “Loan”, each New U.S. Term Lender shall be a “U.S. Term Lender” and a “Lender” and each New

Euro Term Lender shall be a “Euro Term Lender” and a “Lender”, in each case, for all purposes under the Credit Agreement as amended hereby and the other Loan Documents. The proceeds of the New Term Loans will be used by Terex and the European Borrower solely to make the Loan Repayment (as defined below) and to pay fees and expenses incurred in connection therewith.
(b) On the Amendment Effective Date, (i) Terex shall repay all Existing U.S. Term Loans outstanding under the Credit Agreement, together with accrued and unpaid interest thereon, with the proceeds of the New U.S. Term Loans and cash on hand of Terex (the “U.S. Loan Repayment”) and (ii) the European Borrower shall repay all Existing Euro Term Loans outstanding under the Credit Agreement, together with accrued and unpaid interest thereon, with the proceeds of the New Euro Term Loans and cash on hand of the European Borrower (the “Euro Loan Repayment” and together with the U.S. Loan Repayment, the “Loan Repayment”).
SECTION 3. Reaffirmation. Each of the Loan Parties, by its signature below, hereby (a) agrees that, notwithstanding the effectiveness of this Amendment, the Credit Agreement and the Security Documents continue to be in full force and effect (in the case of the Credit Agreement, as expressly amended hereby) and (b) affirms and confirms (i) its obligations under each of the Loan Documents to which it is a party, (ii) its guarantee of the Obligations, as applicable, and (iii) the pledge of and/or grant of a security interest in its assets as Collateral to secure such Obligations, all as provided in the Loan Documents as originally executed, and acknowledges and agrees that such guarantee, pledge and/or grant continue in full force and effect in respect of, and to secure, such Obligations under the Credit Agreement (as amended hereby) and the other Loan Documents, including in respect of the New Term Loans.
SECTION 4. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, each Loan Party represents and warrants to the Administrative Agent, the Collateral Agent, the Issuing Banks and each of the Lenders that:
(a) This Amendment has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).
(b) After giving effect to this Amendment, the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects on and as of the date hereof with the same effect as though made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date.
(c) After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

SECTION 5. Effectiveness. This Amendment shall become effective as of the date on or after November 13, 2013 (the “Amendment Effective Date”) on which:
(a) the Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of (i) the Loan Parties, (ii) the Administrative Agent, (iii) the Required Lenders (after giving effect to the Loan Repayment) and (iv) each New Term Lender;
(b) the Administrative Agent shall have received, on behalf of itself and the Lenders, executed legal opinions of (i) Bryan Cave LLP, counsel to the Loan Parties, (ii) Eric I. Cohen, General Counsel of Terex, and (iii) Eversheds, counsel to the European Borrower, in each case substantially in the form delivered on the Amendment No. 1 Effective Date and reasonably satisfactory in form and substance to the Administrative Agent, dated the Amendment Effective Date and addressed to the Administrative Agent and the Lenders;
(c) The Administrative Agent shall have received (i) a certificate as to the good standing of each Loan Party as of a recent date, from the Secretary of State (or comparably entity) of the state (or comparable jurisdiction) of its organization (or, in the case of a Subsidiary Borrower, if such jurisdiction does not issue such certificates, a comparable document or the results of searches of official registries demonstrating good standing or lack of insolvency proceedings against such Loan Party, as available); (ii) a certificate of the Secretary, Assistant Secretary or Director, as applicable, of each Loan Party dated the Amendment Effective Date and certifying (A) that attached thereto is a true and complete copy of (1) the by-laws (or comparable organizational documents) and (2) the certificate or articles of incorporation (or comparable organizational documents), including all amendments thereto, certified as of a recent date by such Secretary of State (or comparable entity) (or, in the case of a Subsidiary Borrower, if no such certification is available, comparable certification or an extract of such documents filed with any official registry, as available), in each case of such Loan Party as in effect on the Amendment Effective Date and at all times since a date prior to the date of the resolutions described in clause (B) below (or, if such by-laws (or comparable documents) or certificate or articles of incorporation (or comparable documents) have not been amended or modified since any delivery thereof to the Administrative Agent on or following May 1, 2011, certifying that no such amendment or modification has occurred), (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or comparable governing body) of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Loan Party is a party and, in the case of the Borrowers, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, and (C) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; and (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above.

(d) all fees and other amounts due and payable on or prior to the Amendment Effective Date and, to the extent invoiced, reimbursement or payment of all reasonable and documented out-of-pocket expenses required to reimbursed or paid by Terex under any Loan Document;
(e) the Administrative Agent shall have received a Borrowing Request in respect of the New Term Loans not later than 12:00 noon, New York City time, three (3) Business Days before the proposed Amendment Effective Date;
(f) the Administrative Agent shall have received notice of the prepayment of Existing Term Loans in accordance with Section 2.12 of the Credit Agreement;
(g) the Administrative Agent shall have received all documentation and other information reasonably requested by it that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act; and
(h) simultaneously with the effectiveness of this Amendment, the New Term Loans shall have been made.
The Administrative Agent shall notify the Borrowers and the Lenders of the Amendment Effective Date, and such notice shall be conclusive absent manifest error.
SECTION 6. Real Estate Collateral. Terex shall, and shall cause its Subsidiaries to, deliver to the Collateral Agent as soon as practicable and in any event within 45 calendar days after the Amendment Effective Date (or such later date as shall be acceptable to the Collateral Agent in its sole discretion), (i) an amendment to each Mortgage encumbering Mortgaged Properties which shall provide that such Mortgage remains in full force and effect and continues to secure the Obligations, as amended by the Amendment to the Credit Agreement and (ii) if available in each applicable jurisdiction, date down endorsements to the mortgagee’s title policies issued to the Administrative Agent in connection with the Mortgages in respect of each of the Mortgaged Properties, in each case in form and substance satisfactory to the Administrative Agent.
SECTION 7. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, the Collateral Agent, the Borrowers or the Subsidiary Guarantors under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrowers to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement as modified hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents. For the avoidance of doubt, if applicable, the changes to the pricing of the L/C Participation Fee effected by this Amendment shall become effective with respect to all outstanding Performance Letters of Credit from and after (and only with respect to the periods or portions of period occurring after) the Amendment Effective Date.
SECTION 8. No Novation. This Amendment shall not extinguish the Obligations for the payment of money outstanding under the Credit Agreement (except as otherwise expressly provided with respect to the Loan Repayment) or discharge or release the Lien of any Loan Document or any other security therefor or any guarantee thereof, and the liens and security interests in favor of the Collateral Agent for the benefit of the Secured Parties securing payment of the Obligations are in all respects continuing and in full force and effect with respect to all Obligations. Nothing herein contained shall be construed as a substitution or novation, or a payment and reborrowing, or a termination, of the Obligations outstanding under the Credit Agreement or instruments guaranteeing or securing the same (except as otherwise expressly provided with respect to the Loan Repayment), which shall remain in full force and effect, except as modified hereby or by instruments executed concurrently herewith. Nothing expressed or implied in this Amendment or any document contemplated hereby shall be construed as a release or other discharge of the Borrowers under the Credit Agreement or the Borrowers or any other Loan Party under any Loan Document from any of its obligations and liabilities thereunder, and such obligations are in all respects continuing with only the terms being modified as provided in this Amendment (except as otherwise expressly provided with respect to the Loan Repayment). The Credit Agreement and each of the other Loan Documents shall remain in full force and effect, except as modified hereby.
SECTION 9. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
SECTION 10. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Amendment.
SECTION 11. Notices. All notices hereunder or in connection herewith shall be given in accordance with the provisions of Section 9.01 of the Credit Agreement.
SECTION 12. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

TEREX CORPORATION,
by

Name:
Title:

NEW TEREX HOLDINGS UK LIMITED,
by

Name:
Title:

TEREX INTERNATIONAL FINANCIAL SERVICES COMPANY,
by

Name:
Title:

TEREX AUSTRALIA PTY LTD (ACN 010 671 048),
by

Name:
Title: Director

by

Name:
Title: Director/Secretary

[Signature page to Terex Amendment No. 2 to the Credit Agreement]

TEREX ITALIA S.R.L.,
by

Name:
Title:

EACH SUBSIDIARY OF TEREX CORPORATION LISTED ON SCHEDULE II HERETO,
by

Name:
Title:

POWERSCREEN USA LLC
by Powerscreen Holdings, Inc., its managing member,
by

Name:
Title:

TEREX USA, LLC
by

Name:
Title:

[Signature page to Terex Amendment No. 2 to the Credit Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, individually as a Lender and as Administrative Agent and Collateral Agent
by

Name:
Title:

by

Name:
Title:

[Signature page to Terex Amendment No. 2 to the Credit Agreement]

SIGNATURE PAGE TO AMENDMENT NO. 2 DATED AS OF THE DAY AND YEAR FIRST WRITTEN ABOVE, RELATING TO THE AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF AUGUST 5, 2011, AS AMENDED, OF TEREX CORPORATION

Name of Institution:____________________________________________________________________

By

Name:
Title:

For any Lender requiring a second signature line:
By

Name:
Title:

[Signature page to Terex Amendment No. 2 to the Credit Agreement]

SCHEDULE I

COMMITMENT SCHEDULE

U.S. Term Lender	U.S. Term Loan Commitment
Credit Suisse AG, Cayman Islands Branch	$343,221,505.00
Total

Euro Term Lender	Euro Term Loan Commitment
Credit Suisse AG, Cayman Islands Branch	€113,474,155.53
Total

SCHEDULE II

SUBSIDIARY GUARANTORS

Subsidiary	State of Formation
A.S.V., Inc.	Minnesota
CMI Terex Corporation	Oklahoma
Genie Holdings, Inc.	Washington
Genie Industries, Inc.	Washington
Genie International, Inc.	Washington
Powerscreen North America, Inc.	Delaware
Powerscreen Holdings USA, Inc.	Delaware
Terex South Dakota, Inc.	Delaware
Terex Utilities, Inc.	Oregon
Terex Washington, Inc.	Washington